                                                                    EXHIBIT 10.7



                                                                  EXECUTION COPY

================================================================================





                                 LOAN AGREEMENT

                                  US$50,000,000


                          dated as of September 7, 1995


                                     between


                           AMKOR/ANAM PILIPINAS, INC.
                                   as Borrower


                           THE KOREA DEVELOPMENT BANK
                                    as Lender



                                       and



                                KDB ASIA LIMITED
                                    as Agent





--------------------------------------------------------------------------------



                                    Lee & Ko
                                  Seoul, Korea




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
                                TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
Section 1.   Interpretation.............................................1
Section 2.   The Facility...............................................4
Section 3.   The Drawdowns..............................................5
Section 4.   Interest...................................................6
Section 5.   Repayment, Prepayment and Cancellation.....................7
Section 6.   Fees and Expenses..........................................8
Section 7.   Payments and Evidence of Debt..............................9
Section 8.   Market Disruption.........................................10
Section 9.   Change of Law or Circumstances............................11
Section 10.  Taxes and Other Deductions................................12
Section 11.  Representations and Warranties............................12
Section 12.  Covenants.................................................14
Section 13.  Events of Default.........................................16
Section 14.  Default Interest..........................................19
Section 15.  Indemnities...............................................19
Section 16.  Lender and Agent..........................................20
Section 17.  Assignment................................................23
Section 18.  Governing Law and Jurisdiction............................23
Section 19.  Miscellaneous.............................................24


SCHEDULE

CONDITIONS PRECEDENT DOCUMENTS

EXHIBITS

EXHIBIT A   FORM OF NOTICE OF DRAWDOWN
EXHIBIT B   FORM OF GUARANTY

                                 LOAN AGREEMENT


THIS AGREEMENT is made on the 7th day of September, 1995

BETWEEN:

(1) AMKOR/ANAM PILIPINAS, INC., a corporation duly organized and existing under the laws of the Republic of Philippines with its registered head office at KM 22 East Service Road, South Superhighway, Muntinlupa, Metro Manila, Philippines, as borrower ("BORROWER");

(2) THE KOREA DEVELOPMENT BANK, of 10-2, Kwanchol-dong, Chongno-ku, Seoul, Korea, as lender ("LENDER"); and

(3) KDB ASIA LIMITED of Suite 2101-2103, Two Exchange Square, 8 Connaught Place, Hong Kong as agent ("AGENT").


IT IS HEREBY AGREED as follows:

                            SECTION 1. INTERPRETATION

1.1  Definitions. In this Agreement, unless the context requires otherwise:

     "AFFILIATE" means any person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, Borrower. For purposes of this definition, "CONTROL" (including "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the power, directly or indirectly, to direct or cause the direction of the management and policies of any person whether through the ownership of voting securities or by contract or otherwise;

     "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and ending on the earlier of (i) the date nine (9) months from the date of this Agreement, and (ii) the date on which the Facility is fully drawn, cancelled or terminated under the provisions of this Agreement;

     "BANKING DAY" means a day (excluding Saturday or Sunday) on which banks are open for business in London and New York City, provided that in relation to any period of notice it shall mean such a day in Seoul, London and New York City;

     "CENTRAL BANK" means the Bangko Sentral ng Pilipinas;

     "DEBT-EQUITY RATIO" means, at any time, the ratio of total liabilities to total equity of Borrower at such time. As used in this definition, the terms "TOTAL LIABILITIES" and "TOTAL EQUITY" shall have the respective meanings assigned to them by generally accepted accounting principles applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 11.10, provided that the term "TOTAL LIABILITIES" shall include any and all debts of Borrower regardless of the nature or maturity thereof (including without limitation the Loan from time to time outstanding hereunder) and, provided, further, that the term "TOTAL EQUITY" shall not in any event include appraisal surplus, if any, of Borrower;

     "DOLLARS" and "US$" mean the lawful currency of the United States of America;

     "DRAWDOWN" means each drawdown under the Facility pursuant to Section 3 or, where the context so requires, the amount of such drawdown;

     "ENCUMBRANCE" means:

     (a) any mortgage, charge, pledge, lien, encumbrance, hypothecation or other security interest or security arrangement of any kind;

     (b) any arrangement whereby any rights are subordinated to any rights of any third party; and

     (c)  any contractual right of set-off;

     "EVENT OF DEFAULT" means any event or circumstance specified as such in
     Section 13; and "PROSPECTIVE EVENT OF DEFAULT" means any event or circumstance which with the giving of notice and/or the passage of time and/or the making of any relevant determination and/or the forming of any necessary opinion would be an Event of Default;

     "FACILITY" means the loan facility to be made available under this Agreement;

     "GUARANTOR" means Anam Industrial Co., Ltd., a corporation organized and existing under the laws of Korea with its registered head office at 280-8, 2-ka, Sungsu-dong, Sungdong-ku, Seoul, Korea;

     "GUARANTY" means the joint and several guaranty to be executed by Guarantor in the form set forth in Exhibit B;

     "INTEREST PAYMENT DATE" means the last day of an Interest Period;

     "INTEREST PERIOD" means, in relation to the Loan, an interest period ascertained in accordance with Section 4;

     "KOREA" means the Republic of Korea;

     "LIBOR" means, in relation to any relevant sum and any relevant period, the rate which shall be determined by Agent to be the arithmetic mean (rounded upwards to the nearest 1/16%) of the rates of interest of offered quotations by principal banks in the London interbank market for deposits in Dollars for a period equal or comparable to such period as displayed on the "LIBO" page (or such other page as may replace such "LIBO" page for the purpose of displaying such rates of interest) of the Reuters

     Monitor Screen as in effect at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such period;

     "LOAN" means the aggregate principal amount drawn and for the time being outstanding under the Facility;

     "LONDON BANKING DAY" means a day on which Dollar deposits may be dealt in on the London interbank market;

     "MARGIN" means nine-tenths of one percent (0.90%);

     "NOTICE OF DRAWDOWN" means a notice in the form set forth in Exhibit A;

     "PHILIPPINES" means the Republic of Philippines; and

     "REPAYMENT DATE" means the date five (5) years after the date of the initial Drawdown.

1.2 Construction. In this Agreement, unless the context requires otherwise, any reference to:

     an "AUTHORIZATION" includes any approvals, consents, licenses, permits, franchises, permissions, registrations, resolutions, directions, declarations and exemptions;

     "INDEBTEDNESS" includes any obligation of any person for the payment or repayment of money, whether present or future, actual or contingent, including but not limited to any such obligation:

     (a) under or in respect of any acceptance, bill, bond, debenture, note or similar instrument;

     (b) under or in respect of any guarantee, indemnity, counter-security or other assurance against financial loss;

     (c)  in respect of the purchase, hire or lease of any asset or service; or

     (d) in respect of any indebtedness of any other person whether or not secured by or benefitting from an Encumbrance on any property or asset of such person;

     "LAW" and/or "REGULATION" includes any constitutional provisions, treaties, conventions, statutes, acts, laws, decrees, ordinances, subsidiary and subordinate legislation, orders, rules and regulations having the force of law and rules of civil and common law and equity and, for the avoidance of doubt, includes Central Bank circulars;

     a "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or (if there is no such numerically corresponding day or if a period starts on the last day in a calendar month) on the last day of such next calendar month;

     an "ORDER" includes any judgment, injunction, decree, determination or award of any court, arbitration or administrative tribunal;

     a "PERSON" includes any individual, company, body corporate or unincorporated or other juridical person, partnership, firm, joint venture or trust or any federation, state or subdivision thereof or any government or agency of any thereof;

     "TAX" includes any tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority and includes any interest, penalty or other charge payable or claimed in respect thereof and "TAXATION" shall be construed accordingly.

1.3 Successors and Assigns. The expressions "BORROWER", "LENDER" and "AGENT" shall, where the context permits, include their respective successors and permitted assigns and any persons deriving title under them.

1.4 Miscellaneous. In this Agreement, unless the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Agreement shall be construed as references to such document as the same may be amended, supplemented or novated from time to time; unless otherwise stated, references to Sections, the Schedule and the Exhibits are to sections of and the schedule and the exhibits to this Agreement and references to this Agreement include the Schedule and the Exhibits. Section headings are inserted for reference only and shall be ignored in construing this Agreement.


                             SECTION 2. THE FACILITY

2.1 Amount. Subject to the provisions of this Agreement, the aggregate principal amount of the Facility available to Borrower is Fifty Million Dollars (US$50,000,000).

2.2 Purpose. The proceeds of the Facility shall be used exclusively for financing Borrower's expansion of its semiconductor assembly plants in Philippines. Neither Agent nor Lender shall have any responsibility for the application of the proceeds by Borrower.

                            SECTION 3. THE DRAWDOWNS

3.1 Availability of Drawdowns. Subject to Sections 3.2, 3.3 and 3.4 and the other terms and conditions of this Agreement, Borrower may make Drawdowns on any Banking Day during the Availability Period, provided that:

     (a) the amount of each Drawdown shall be in the minimum amount of One Million Dollars (US$1,000,000) or any larger amount being an integral multiple of One Million Dollars (US$1,000,000); and

     (b) the aggregate principal amount of all Drawdowns shall not exceed the aggregate principal amount of the Facility available for drawdown under this Agreement.

3.2 Conditions of Initial Drawdown. The obligation of Lender to make the Facility available in respect of the initial Drawdown is subject to the conditions that:

     (a) Agent shall have received, before the initial Notice of Drawdown is given or at such later time as Agent may agree, all of the documents and evidence specified in the Schedule hereto in form and substance satisfactory to it. Copies required to be certified shall be certified in a manner satisfactory to Agent by a duly authorized officer of Borrower or other party concerned; and

     (b) Agent shall have received not later than 12:00 noon (Seoul time) on the fifth (5th) Banking Day before the date on which such Drawdown is to be made (or such later time as Agent may agree) a duly completed and signed Notice of Drawdown.

3.3 Conditions of Subsequent Drawdowns. The obligation of Lender to make the Facility available in respect of each Drawdown subsequent to the initial Drawdown is subject to the conditions that:

     (a) Agent shall have received a timely Notice of Drawdown in accordance with the terms, mutatis mutandis, of Section 3.2(b);

     (b) Agent shall have received evidence that all Drawdowns previously made hereunder have been duly registered with the Central Bank; and

     (c) all documents and evidence delivered to Agent pursuant to Section 3.2(a) shall be in full force and effect.

3.4 Other Conditions Precedent. The obligations of Lender as described in the first paragraph of each of Sections 3.2 and 3.3 are also subject to the conditions that:

     (a) no Event of Default or prospective Event of Default shall have occurred (or would occur as a result of any Drawdown being made) and all representations and warranties made by Borrower in or in connection with this Agreement shall be true and correct as at the date of the making of such Drawdown with reference to the facts and circumstances then subsisting; and

     (b) not later than 11:00 a.m. (Seoul time) on the second (2nd) Banking Day before the date on which such Drawdown is proposed to be made, Agent shall have received and found satisfactory such additional information, legal opinions and documents relating or relevant to this Agreement as Agent may reasonably require as a result of circumstances arising or becoming known to Agent since the date of this Agreement.

3.5 Notice of Drawdown Irrevocable. A Notice of Drawdown once given shall be irrevocable and Borrower shall be bound to make a Drawdown in accordance therewith, except as otherwise provided in this Agreement. If for any reason a Drawdown is not made in accordance with the corresponding Notice of Drawdown, Borrower shall on demand pay to Agent for the account of Lender such amount as Lender may certify to be necessary to compensate it for any loss or expense incurred in liquidating or redeploying funds arranged for the purpose of the proposed Drawdown or otherwise as a consequence of the proposed Drawdown not having been made in accordance with such Notice of Drawdown.

3.6 Cancellation. Any part of the Facility undrawn at the end of the Availability Period shall be cancelled.


                               SECTION 4. INTEREST

4.1 Interest. Borrower shall pay interest on the Loan in accordance with the provisions of this Section.

4.2  Interest Periods. The Interest Periods applicable to the Loan shall be six
     (6) months, provided that:

     (a) the first Interest Period in relation to each Drawdown shall commence on the date on which such Drawdown is made;

     (b) in relation to each Drawdown after the initial Drawdown, the first Interest Period shall end on the last day of the then current Interest Period in respect of the initial Drawdown;

     (c) each Interest Period (except the first Interest Period in relation to each Drawdown) shall commence on the last day of the preceding Interest Period;

     (d) any Interest Period which would otherwise end on a non-Banking Day shall instead end on the next following Banking Day or, if that Banking Day is in another calendar month, on the immediately preceding Banking Day;

     (e) if any Interest Period commences on the last Banking Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month six (6) months thereafter that Interest Period shall, subject to paragraphs (b) and (f), end on the last Banking Day of such later calendar month; and

     (f) any Interest Period which would otherwise extend beyond the Repayment Date shall instead end on that date.

4.3 Rate and Calculation. The rate of interest applicable to the Loan for each Interest Period shall be the rate per annum conclusively determined by Agent to be the aggregate of LIBOR for that Interest Period and the Margin. Interest shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 360 day year, including the first day of the period during which it accrues but excluding the last, and shall be paid in arrears on each Interest Payment Date. Agent shall notify Borrower of each interest rate determined under this Section.


                SECTION 5. REPAYMENT, PREPAYMENT AND CANCELLATION

5.1 Repayment. Subject as otherwise provided herein, Borrower shall repay the Loan in one lump sum, together with all accrued interest and other monies due and payable in connection with the Facility, on the Repayment Date.

5.2 Voluntary Prepayment. Borrower may prepay all or part of the Loan on any Interest Payment Date after the end of the Availability Period, provided that:

     (a) Borrower shall have given to Agent not less than thirty (30) days' prior written notice specifying the amount and date of prepayment;

     (b) the amount of any partial prepayment shall be at least One Million dollars (US$1,000,000) and an integral multiple of One Million Dollars (US$1,000,000);

     (c) Borrower shall have provided Agent with evidence that Borrower has obtained any governmental authorizations necessary for such prepayment; and

     (d) all other sums then due and payable under this Agreement shall have been paid.

5.3 Provisions Applicable to Prepayments. Any notice of prepayment given by Borrower under any provision of this Agreement shall be irrevocable and Borrower shall be bound to make a prepayment in accordance therewith. Prepayments shall be made in inverse order of maturity and amounts prepaid may not be reborrowed under this Agreement.

5.4 Other Amounts. If the Loan or any part thereof is prepaid under any provision of this Agreement, Borrower shall also pay to Agent for the account of Lender:

     (a) at the time of prepayment, interest accrued up to the date of prepayment and all other sums payable by Borrower under this Agreement; and

     (b) on demand, such amount as Lender may certify to be necessary to compensate it for any loss or expense incurred as a consequence of such prepayment (including any loss incurred in liquidating or redeploying funds acquired to maintain the Loan).

5.5 No Voluntary Cancellation. Borrower may not cancel all or any part of the Facility before the end of the Availability Period.

                          SECTION 6. FEES AND EXPENSES

6.1 Front-end Fee. Borrower shall pay to Agent for the account of Lender a front-end fee in accordance with a letter of even date herewith addressed by Agent to and accepted by Borrower in accordance with the terms stated therein.

6.2 Commitment Fee. Borrower shall pay to Agent for the account of Lender a commitment fee at the rate of one-eighth of one percent (0.125%) per annum during the period from the date of this Agreement up to and including the last day of the Availability Period calculated on the daily undrawn balance of the Facility on the basis of the actual number of days elapsed and a year of 360 days. Such commitment fee shall be payable in arrears at the end of each successive quarterly period from the date of this Agreement and on the last day of the Availability Period.

6.3 Agency Fee. Borrower shall pay to Agent for its own account an agency fee in accordance with a letter of even date herewith addressed by Agent to and accepted by Borrower in accordance with the terms stated therein.

6.4 Expenses. Borrower shall forthwith on demand and whether or not any Drawdown is made pay to or reimburse each of Agent and Lender for its own account for all reasonable costs, charges and expenses (including legal and other fees on a full indemnity basis and translation, communication, advertisement, travel and all other out-of-pocket expenses) incurred by it in connection with the negotiation, preparation, execution and (where relevant) registration of this Agreement and any other documentation required hereunder and the arrangement of the Facility and any amendment hereto and any inspection, calculation, approval, consent or waiver to be conducted, made or given by Agent or Lender pursuant to any provision of this Agreement.

6.5 Enforcement Costs. Borrower shall from time to time forthwith on demand pay to or reimburse each of Agent and Lender for all reasonable costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by it in exercising any of its rights or powers under this Agreement or in suing for or seeking to recover any sums due under this Agreement or otherwise preserving or enforcing its rights under this Agreement or in defending any claims brought against it in respect of this Agreement.

6.6 Taxes. Borrower shall pay all present and future stamp and other like duties and taxes and all notarial, registration, recording and other like fees which may be payable in respect of this Agreement and shall indemnify Agent and Lender against all liabilities, costs and expenses which may result from any default in paying such duties, taxes or fees.


                    SECTION 7. PAYMENTS AND EVIDENCE OF DEBT

7.1 The Drawdowns. Amounts to be advanced by Lender to Borrower under this Agreement shall be made available to Borrower by payment to such account as shall be designated by Borrower in the relevant Notice of Drawdown. Borrower shall be deemed to have borrowed the relevant amount when such payment is made by Lender.

7.2 Payments by Borrower. All payments by Borrower under this Agreement shall be made to Agent not later than 10:00 a.m. (New York time) on the relevant due date in same day funds (or in such other funds as may then be customary for the settlement in Dollars in New York City of transactions of this nature) to the account of Agent (account no. 001-1-385903) with The Chase Manhattan Bank N.A., New York (or to such other account as Agent may designate), in each case under telex advice to Agent. Agent shall forthwith transfer the amounts received by it in like funds as are received by Agent and to such account or accounts as Lender shall have previously notified to Agent.

7.3 Allocation of Receipts. If any amount received by Agent is less than the full amount due, Agent in consultation with Lender shall have the right to allocate the amount received towards principal, interest and/or other sums owing hereunder as it considers appropriate.

7.4 Banking Days. Subject to Section 4.2, if any sum would otherwise become due for payment on a non-Banking Day, that sum shall become due on the next following Banking Day and interest shall be adjusted accordingly, except that if the repayment due under Section 5.1 would then become due in another calendar month, such repayment shall become due on the immediately preceding Banking Day.

7.5 Evidence of Debt. Agent shall maintain on its books in accordance with its usual practice a set of accounts recording the amounts from time to time owing by Borrower hereunder. In any legal proceeding and otherwise for the purposes of this Agreement the entries made in such accounts shall, in the absence of manifest error, be conclusive and binding on Borrower as to the existence and amounts of the obligations of Borrower recorded therein.

7.6 Certificate Conclusive and Binding. Where any provision of this Agreement provides that Lender or Agent may certify or determine an amount or rate payable by Borrower, a certificate by Lender or Agent as to such amount or rate shall be conclusive and binding on Borrower in the absence of manifest error.

                          SECTION 8. MARKET DISRUPTION

8.1  Market Disruption. If in relation to any Interest Period:

     (a) Agent determines (which determination shall be conclusive and binding) that, by reason of circumstances affecting the London interbank market generally, adequate and fair means do not exist for ascertaining LIBOR for that Interest Period; or

     (b) less than two (2) rates appear on the Reuters Monitor Screen for that Interest Period; or

     (c) Agent determines that deposits in Dollars in the required amount for the relevant Interest Period are not available to it in the London interbank market or that the average of the rates shown on the Reuters Monitor Screen does not adequately reflect the cost to Lender of obtaining funds for that Interest Period,

     Agent shall promptly notify Borrower and no further Drawdown shall be made unless and until an alternative basis is agreed upon in accordance with
     Section 8.2.

8.2 Alternative Basis by Agreement. Immediately following such notification, Borrower and Agent, in consultation with Lender, shall negotiate in good faith with a view to agreeing upon an alternative basis for funding the Loan and determining the applicable interest rate. If an alternative basis is agreed within a period of thirty (30) days after such notification or such longer period for discussion as Borrower and Agent may agree, the alternative basis shall take effect in accordance with its terms.

8.3 Alternative Basis Determined by Lender. If an alternative basis is not so agreed and any Drawdown has been made, Borrower shall pay interest to Lender on the Loan for the relevant Interest Period at the rate per annum equal to the aggregate of (i) the Margin and (ii) the cost (expressed as an annual interest rate) to Lender of funding the Loan during the relevant Interest Period (as conclusively determined by Lender).

8.4 Cancellation and Prepayment. If an alternative basis is not so agreed pursuant to Section 8.2:

     (a) if no Drawdown has been made, the Facility shall be cancelled and all sums outstanding under this Agreement shall be paid to Agent at the end of the period for negotiation ascertained in accordance with
          Section 8.2; or

     (b) if any Drawdown has been made, Agent may require Borrower to prepay the Loan by giving written notice to Borrower specifying a prepayment date which is not less than fourteen (14) days after such notice is given. On the specified date the Facility shall be cancelled and Borrower shall prepay the Loan in full together with interest thereon from the beginning of the relevant Interest Period to the date of prepayment. For this purpose, the interest rate from time to time applicable to the Loan shall be the rate ascertained in accordance with Section 8.3 in relation to the relevant period.


                    SECTION 9. CHANGE OF LAW OR CIRCUMSTANCES

9.1 Unlawfulness. If it becomes unlawful for Lender to give effect to its obligations hereunder, Lender shall through Agent so notify Borrower, whereupon the Facility shall be cancelled and Lender's obligation to maintain the Loan shall cease. Borrower shall forthwith after such notification, or such longer period as Lender may certify as being permitted by the relevant law, prepay the Loan in full together with interest accrued thereon to the date of prepayment and any other monies owing hereunder to Lender.

 9.2 Increased Cost. If Lender determines that any change in any applicable law or regulation or in the interpretation or application thereof or compliance by Lender with any applicable direction, request or requirement (whether or not having the force of law) of any competent governmental or other authority does or will:

      (a) subject Lender to any tax or other payment with reference to sums payable by Borrower under this Agreement (except (i) tax on Lender's overall net income in the jurisdiction of its principal office or such other jurisdiction where its overall net income would ordinarily (but for its entering into of this Agreement) be taxed or (ii) as referred to in Section 10); or

      (b) impose on Lender any other condition the effect of which is to (i) increase the cost to Lender of maintaining the Facility or (ii) reduce the amount of any payment receivable by, or the effective return to, Lender in respect of the Facility,

      Lender may through Agent so notify Borrower, and Borrower shall from time to time upon demand (whether or not the Loan has been repaid) pay to Agent for the account of Lender such amounts as Lender may certify to be necessary to compensate it for such tax, payment, increased cost or reduction (each an "INCREASED COST"). Where such increased cost arises from circumstances contemplated above which affect Lender's business generally or the manner in which or extent to which Lender allocates capital resources, Lender shall be entitled to such increased cost as it determines and certifies is fairly allocable to the Facility. So long as the circumstances giving rise to such increased cost continue, Borrower may, after giving Agent not less than thirty (30) days' prior written notice, prepay all (but not only part) of the Loan in accordance with Sections 5.3 and 5.4, and upon the giving of such notice the Facility shall be cancelled and no further Drawdowns shall be made.

                     SECTION 10. TAXES AND OTHER DEDUCTIONS

10.1 Payments to be Free and Clear. All sums payable by Borrower under this Agreement shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature.

10.2 Grossing-up of Payments. If Borrower or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment for the account of Agent or Lender, Borrower shall, together with such payment, pay such additional amount as will ensure that Agent or Lender receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. Borrower shall promptly forward to Agent copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

                   SECTION 11. REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Lender and Agent as follows:

11.1 Incorporation and Qualification. Borrower is a corporation duly organized and validly existing under the laws of Philippines. Each Affiliate is duly organized and validly existing under the laws of its respective jurisdiction of organization. Borrower and each Affiliate are qualified or registered to do business in every jurisdiction where the failure to so qualify or register could have a material adverse effect on Borrower or Borrower and the Affiliates taken as a whole.

11.2 Power and Authority. Borrower has full legal right, power and authority to carry on its present business, to own its properties and assets, to incur the indebtedness and other obligations provided for in this Agreement, to execute and deliver this Agreement and all other documents hereunder and to perform and observe the terms and conditions hereof and thereof.

11.3 Authorization of Borrowing. Borrower has taken all appropriate and necessary corporate and legal action to authorize the execution and delivery of this Agreement and all other documents hereunder and to authorize the performance and observance of the terms and conditions hereof and thereof.

11.4 Authorizations and Approvals. Borrower has obtained or effected all authorizations necessary for the valid execution, delivery and performance of this Agreement and such authorizations are in full force and effect or, by the date on which the initial Notice of Drawdown is given, such authorizations will have been obtained and be in full force and effect and there has been no default under the conditions of any of the same, provided that the amount of each Drawdown made hereunder must be registered with the Central Bank.

11.5 Agreement Binding; Compliance with Law and Other Agreements. This Agreement constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms. The execution, delivery and performance of the terms of this Agreement, the payment by Borrower of all amounts due on the dates and in the currency provided for herein and the application of the Loan proceeds as provided in Section 2.2 hereof (i) will not violate or contravene any provision of law or regulation which is applicable to Borrower; (ii) will not conflict with the Articles of Incorporation or Bylaws (or comparable constituent documents) of Borrower;
      (iii) will not conflict with or result in the breach of any provision of, or in the imposition of any Encumbrance under, any agreement or instrument to which Borrower is a party or by which it or any of its properties or assets is bound; and (iv) will not constitute a default or an event that, with the giving of notice or the passing of time, or both, would constitute a default under any such agreement or instrument.

11.6 No Event of Default. Borrower is not in default under any agreement or obligation applicable to it or its assets or revenues, the consequences of which default could materially and adversely affect its business or financial condition or its ability to perform its obligations under this Agreement and no Event of Default or prospective Event of Default has occurred.

11.7 Compliance with Law. Borrower and each Affiliate are in full compliance with all applicable laws, regulations and orders, whether or not having the force of law, including without limitation, tax laws.

11.8 Ranking of Loan. This Agreement is the direct, unconditional and general obligation of Borrower. Borrower's obligations hereunder rank and will rank at least pari passu in priority of payment and in all other respects with all other unsecured indebtedness of Borrower except for those preferred by operation of law.

11.9 Legal Actions. All registrations, recordings or filings required as a condition to the legality, validity or enforceability of this Agreement or any other document to be executed and delivered pursuant to the terms of this Agreement have been made by Borrower, provided that the amount of each Drawdown made hereunder must be registered with the Central Bank.

11.10 Financial Statements. The most recent audited financial statements of Borrower for the time being (including the audited profit and loss account and balance sheet) were prepared in accordance with all applicable laws and regulations of the Philippines and generally accepted accounting principles and policies consistently applied and show a true and fair view of the financial position of Borrower as at the end of, and the results of its operations for, the financial period to which they relate and, as at the end of such period, Borrower did not have any significant liabilities (contingent or otherwise) or any unrealized or anticipated losses which are not disclosed by or reserved against in, such financial statements, and there has been no material adverse change in the business or financial condition of Borrower since the date of such financial statements.

11.11 Encumbrances. No Encumbrance exists over all or any part of the property, assets or revenues of Borrower other than those disclosed in the financial statements referred to in Section 11.10 or those notified by Borrower to Agent in writing prior to the date hereof.

11.12 Litigation. No litigation, administrative proceeding or arbitration is presently pending or threatened against Borrower or any Affiliate or their assets or revenues which, if adversely determined, could have a material effect on the ability of Borrower to perform its obligations under this Agreement.

11.13 Sovereign Immunity. Borrower is generally subject to civil and commercial law and to legal proceedings and neither Borrower nor any of its assets or revenues is entitled to claim immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.

11.14 Shareholding of Borrower. Guarantor is the legal and beneficial owner of forty percent (40%) of the issued and outstanding voting share capital of Borrower.

                              SECTION 12. COVENANTS

12.1 Financial Statements. Throughout the life of this Agreement, Borrower shall provide Agent with copies of its unaudited financial statements for the first six months of each fiscal year and its audited financial statements for each fiscal year as they are available but in any event not later than ninety (90) days after the close of each fiscal period covered by an unaudited financial statement and not more than one hundred and twenty (120) days after the close of each fiscal period covered by an audited financial statement and such other information respecting the financial condition and operations of Borrower as Agent may from time to time reasonably request. Each financial statement provided hereunder shall have been prepared in accordance with generally accepted accounting principles in the Philippines consistently applied, and be accompanied by a certificate executed by the principal financial officer of Borrower stating (i) that as of the date of such financial statement Borrower is in full compliance with all terms and conditions hereof, including without limitation all financial covenants, and of any document executed pursuant hereto, and (ii) that as of such date no Event of Default or prospective Event of Default has occurred and is continuing.

12.2 Debt-Equity Ratio. Borrower shall not permit the Debt-Equity Ratio to exceed 80:20 at any time during the life of the Facility, provided that Borrower shall in no event permit its debt- equity ratio calculated pursuant to the rules and regulations of the Central Bank to exceed the ratio from time to time required to be maintained by Borrower under such rules and regulations.

12.3 Taxes. Borrower shall pay and discharge and shall cause each Affiliate to pay and discharge, all taxes, assessments and governmental charges upon them or their respective assets promptly when due and, in any event, prior to the date on which penalties may become attached thereto.

12.4 Representations and Warranties. Borrower shall ensure that the representations and warranties contained in this Agreement remain at all times true and accurate by reference to the facts and circumstances from time to time existing.

12.5 Continuing Governmental Authorizations. (a) Borrower undertakes to maintain in full force and effect all governmental authorizations referred to in Section 11.4 and to obtain or effect any new or additional governmental authorizations, as may be required or advisable in respect of the performance by Borrower of any of the terms and conditions of this Agreement.

       (b)  Borrower shall promptly, and in any event not later than fifteen
            (15) days from the date of each Drawdown, forward to Lender evidence that the amount of such Drawdown has been duly registered with the Central Bank.

12.6 Maintenance and Continuity of Business. (a) Borrower shall maintain and shall cause each Affiliate to maintain their respective corporate existences in compliance with all applicable laws and regulations, and Borrower shall maintain and shall cause each Affiliate to maintain the present character of their respective businesses.

       (b) Borrower shall maintain insurance on and in relation to its businesses, properties and assets with reputable underwriters or insurance companies against such risks and in such amount as are customary for businesses of a like nature in the jurisdiction in which such properties and assets are located or in which such businesses are conducted.

       (c)  Borrower shall not, except with the prior written consent of Agent,
            (i) merge or consolidate with any other corporation or (ii) purchase or otherwise acquire all or substantially all of the assets of any other corporation or (iii) sell, lease, transfer or otherwise dispose of all or any material portion of its property or assets, whether by a single transaction or by a number of transactions whether related or not, or (iv) declare or pay any dividend or make any other income distribution to its shareholders if an Event of Default or prospective Event of Default has occurred and has not been remedied to the satisfaction of Lender.

12.7 Notice. As soon as possible but in any event within seven (7) days after occurrence, Borrower shall give written notice to Agent of any Event of Default or prospective Event of Default, or any litigation, administrative proceeding or arbitration referred to in Section 11.12, and of any other matter which has resulted or might result in a material adverse change in Borrower's operations or financial condition or affect Borrower's ability to pay, when due, any amounts due under this Agreement.

12.8 Encumbrances. Borrower shall not permit any loan, debt, guarantee or other obligation constituting indebtedness of Borrower or any other person to be secured by any Encumbrance on any assets or future revenues of Borrower without the prior written consent of Agent; provided, however, that the foregoing shall not apply to Encumbrances arising by operation of law or arising in the ordinary course of business of Borrower where the amount covered by such Encumbrance is determined by Agent not to be material.

12.9 Shareholding by Guarantor. Borrower shall procure that Guarantor at all times owns beneficially and directly not less than forty percent (40%) of the issued and outstanding voting share capital of Borrower.

12.10 Use of Facility. Borrower shall use the proceeds of the Facility exclusively for the purposes specified in Section 2.2.

12.11 Further Documents. Borrower shall furnish Agent with all such other documents and instruments and do all such other acts and things as Agent may reasonably require to carry out the transactions contemplated herein or in the documents to be delivered hereunder.


                          SECTION 13. EVENTS OF DEFAULT

13.1 Events of Default. Each of the following events or occurrences shall constitute an Event of Default under this Agreement:

       (a) Borrower fails to pay when due any sum payable under this Agreement when due or otherwise in accordance with the provisions of this Agreement.

       (b) Any representation, warranty or statement made or deemed to be made by Borrower in this Agreement or in any document executed hereunder or by Guarantor in the Guaranty proves to have been incorrect or misleading in any respect considered by Lender to be material.

       (c) Borrower or Guarantor fails duly and punctually to perform or observe any obligation or covenant made by it in this Agreement or the Guaranty or any other document executed hereunder or thereunder and as a result thereof it might reasonably be considered by Lender that the ability of Borrower or Guarantor to promptly comply with their respective obligations under this Agreement or the Guaranty is materially adversely affected thereby.

       (d) Borrower or Guarantor fails to perform or observe any obligation or covenant contained in this Agreement or the Guaranty other than as referred to in paragraphs (b) and (c) above and such failure is not remediable or, if remediable, continues for a period of thirty (30) days after receipt by Borrower or Guarantor of notice of such failure from Agent.

       (e) Borrower, Guarantor or any Affiliate fails to discharge when due any other indebtedness or to honor any guarantee of any such indebtedness, or there occurs any event of default (however so described) under any other agreement pursuant to which any indebtedness or guarantee of Borrower, Guarantor or any Affiliate is created, secured or evidenced, if the effect of such failure or occurrence is to cause or permit such indebtedness or guarantee to become or to be declared due prior to its normal maturity.

       (f) Any change occurs in the financial or other condition of Borrower, Guarantor or any Affiliate which may reasonably be considered by Lender to materially adversely affect the ability of Borrower or Guarantor to comply with all or any of their respective obligations under this Agreement or the Guaranty.

       (g) Borrower, Guarantor or any Affiliate becomes insolvent or commits or permits any act of bankruptcy, which term shall include (i) the filing of a petition in any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect, (ii) the failure by Borrower, Guarantor or such Affiliate to have any such petition filed by another party discharged within thirty (30) days, (iii) the application for or consent to the appointment of a receiver or trustee for the bankruptcy, reorganization, winding-up or liquidation of Borrower, Guarantor or such Affiliate or of a substantial portion of its properties or assets, (iv) the making by Borrower, Guarantor or such

            Affiliate of an assignment for the benefit of, or any composition or arrangement with, its creditors, (v) the admission in writing by Borrower, Guarantor or such Affiliate of its inability to pay its debts, (vi) the passing of a resolution by Borrower, Guarantor or such Affiliate approving any reorganization, winding-up or liquidation of Borrower, Guarantor or such Affiliate or of a substantial portion of its properties or assets, (vii) the entry of any court order or judgment confirming the bankruptcy or insolvency of Borrower, Guarantor or such Affiliate or approving any reorganization, winding-up or liquidation of Borrower, Guarantor or such Affiliate or of a substantial portion of its properties or assets, or (viii) any creditor of Borrower, Guarantor or such Affiliate exercises a contractual right to assume the financial management of Borrower, Guarantor or such Affiliate.

       (h) A writ of attachment or execution or similar process is issued against a substantial part of the assets of Borrower, Guarantor or any Affiliate which remains undismissed, unbonded or undischarged for a period of thirty (30) days.

       (i) Borrower, Guarantor or any Affiliate ceases its operations or sells or otherwise disposes of all or a substantial part of its assets (whether by a single transaction or a series of transactions) without the prior written consent of Lender; or Borrower, Guarantor or any Affiliate decides to cease its operations or to sell or otherwise dispose of all or a substantial part of its assets without the prior written consent of Lender; or any governmental or other authority expropriates or nationalizes or threatens to expropriate or nationalize, all or a substantial part of the assets of Borrower, Guarantor or any Affiliate.

       (j) This Agreement, the Guaranty or any provision hereof or thereof ceases for any reason to be in full force and effect or is terminated or jeopardized or becomes invalid or unenforceable or if there is any dispute regarding the validity or enforceability of the same in each case in a manner which, in the opinion of Lender, might materially and adversely affect the interests of Lender hereunder, or if there is any purported termination or repudiation of the same.

       (k) Any governmental authorization granted or required in connection with this Agreement or the Guaranty is terminated or revoked or is modified in any manner unacceptable to Lender.

       (l) It becomes impossible or unlawful for Borrower or Guarantor to perform or comply with any one or more of their respective obligations under this Agreement or under the Guaranty.

       (m) Borrower, Guarantor or any Affiliate voluntarily or involuntarily merges or consolidates with any other entity without the prior written consent of Lender.

       (n) Guarantor ceases at any time to own beneficially and directly at least forty percent (40%) of the issued and outstanding voting share capital of Borrower without the prior written consent of Lender.

       (o) Philippines or any competent authority thereof declares any moratorium on the payment of its indebtedness or the indebtedness of any governmental agency or authority thereof or juridical residents or nationals therein, or Philippines segregates all or a portion of its foreign exchange assets or earnings for the benefit of any creditor or class of creditors.

       (p) Any event occurs which in the reasonable opinion of Lender does or will prevent or materially imperil fulfillment by Borrower or Guarantor of their respective obligations under this Agreement or the Guaranty.

13.2 Consequences of Default. (a) If an Event of Default shall occur and be continuing, Agent may, and upon written request by Lender shall, at the same or different times take one or more of the following actions:

            (i) to declare the Loan and accrued interest payable hereunder to be, whereupon they shall become, immediately due and payable without demand, notice or other legal formality of any kind, all of which are expressly waived by Borrower; and/or

            (ii) to declare any undrawn portion of the Facility to be terminated, whereupon such portion of the Facility shall forthwith terminate,

       Provided, however, that upon the occurrence of any event described in
       Section 13.1(g), all sums then owing by Borrower hereunder shall, without any declaration or other action by Agent or Lender hereunder, automatically be immediately due and payable, and the Facility shall be immediately cancelled without demand, notice or other legal formality of any kind, all of which are expressly waived by Borrower.

       (b) In addition to the actions permitted in paragraph (a) above, Agent may, and upon written request by Lender shall, take any action, exercise any other right or pursue any other remedy conferred upon it by this Agreement and/or any applicable law or regulation or otherwise as a consequence of any Event of Default.

13.3 No Waiver. No waiver of any Event of Default shall constitute a waiver of any other or any succeeding Event of Default except to the extent provided in such waiver.

                          SECTION 14. DEFAULT INTEREST

14.1 Non-Payment. (a) If Borrower fails to pay any sum payable under this Agreement when due, Borrower shall pay interest on such sum from and including the due date to the date of actual payment (as well after as before judgment) at the rate per annum conclusively determined by Agent to be the higher of: (a) the aggregate of (i) one percent (1%) and (ii) the rate of interest (if any) payable in respect of such sum immediately before the due date; and (b) the aggregate of (i) one percent (1%), (ii) the Margin and (iii) LIBOR calculated with reference to such periods and such amounts as Agent considers appropriate or, if any of the circumstances described in Section 8.1 applies, the rate from time to time certified by Lender or Agent to be the rate representing the cost to it of funding the unpaid sum. For these purposes, LIBOR shall be determined by Agent on such date or dates on or after the due date for payment as Agent may select.

       (b) Interest at the rate or rates determined from time to time as aforesaid shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 360 day year, shall be compounded at the end of each successive funding period considered appropriate by Agent for the purposes of this Section and shall be payable from time to time on demand.

14.2 Other Events of Default. If an Event of Default other than that described in Section 13.1(a) shall occur and be continuing, Borrower shall pay to Agent on demand interest on the amount of the Loan then outstanding from and including the date of such default to and including the date the default is cured (after as well as before judgment) at the rate which is one percent (1%) per annum above the interest rate then applicable to the Loan.


                             SECTION 15. INDEMNITIES

15.1 General Indemnity. Borrower shall indemnify Lender and Agent against all losses, liabilities, damages, costs and expenses (including loss of profit) which Lender or Agent may incur as a consequence of any Event of Default or any other breach by Borrower of any of its obligations under this Agreement or otherwise in connection with this Agreement (including any loss or expense incurred in liquidating or redeploying funds acquired to maintain the Loan and any interest or fees incurred in funding any unpaid sum, but taking into account any interest paid by Borrower in respect of such unpaid sum under Section 14).

15.2 Currency Indemnity. Dollars shall be the currency of account and of payment in respect of sums payable under this Agreement. If an amount is received in another currency, pursuant to a judgment or order in the liquidation of Borrower or otherwise, Borrower's obligations under this Agreement shall be discharged only to the extent that Lender or Agent (as the case may be) may purchase Dollars with such other currency in accordance with normal banking procedures upon receipt of such amount. If the amount in Dollars which may be so purchased, after deducting any costs of exchange and any other related costs, is less than the relevant sum payable under this Agreement, Borrower shall indemnify Lender and Agent against the shortfall. This indemnity shall be an obligation of Borrower independent of and in addition to its other obligations under this Agreement and shall take effect notwithstanding any time or other concession granted to Borrower or any judgment or order being obtained or the filing of any claim in the liquidation, dissolution or bankruptcy (or analogous process) of Borrower.


                          SECTION 16. LENDER AND AGENT

16.1 Appointment. Lender hereby irrevocably appoints Agent to act as its agent for the purposes set out in this Agreement and irrevocably authorizes Agent to take such action on its behalf and to exercise and enforce such rights, powers and discretions as are expressly or by implication delegated to Agent by the terms hereof and such rights, powers and discretions as are reasonably incidental thereto.

16.2 Scope of Duties. In respect of its duties and functions hereunder Agent shall be considered to be acting solely as an agent of Lender in an administrative capacity only and shall not be deemed a trustee of Lender or an agent or trustee of Borrower for any purpose. Agent shall have no duties or obligations except those provided for in this Agreement.

16.3   Specific Duties and Obligations. Agent shall:

       (a) promptly account to Lender all payments received by Agent from Borrower or otherwise in connection with the Facility in accordance with the provisions of this Agreement; and

       (b)  promptly inform Lender of:

            (i) the contents of any document which Agent receives in respect of the Facility and which it considers to be material; and

            (ii) any material Event of Default of which an officer of Agent acting in respect of this Agreement and in his capacity as such has actual knowledge;

       (c) save as otherwise provided in this Agreement, take or refrain from taking any action in accordance with any lawful and proper instructions given to it by Lender and any such action taken or refrained from being taken shall be binding on Lender; and

       (d) consult with Lender to the extent practicable before giving any notice or making any declaration under Section 13.2 or effecting any amendment or waiver under Section 19.3.

16.4   Rights and Powers. Agent may:

       (a) perform any of its duties and functions hereunder through its directors, officers, employees or agents;

       (b) engage and pay for the advice or services of lawyers, accountants or other experts or professional advisers as Agent may consider necessary or desirable and rely and act upon such advice;

       (c) refrain from exercising any of its rights, powers and discretions unless and until instructed by Lender and refrain from acting upon any instructions to commence legal proceedings until it has been indemnified or secured to its satisfaction against any liabilities, costs and expenses which it may incur;

       (d) refrain from taking any action which in its opinion would or might contravene any law in any relevant jurisdiction or render it liable to any person and do all such things in its opinion necessary to comply with any such law; and

       (e) assume that no Event of Default or prospective Event of Default has occurred and that no party is in breach of its obligations under this Agreement unless Agent receives specific written notice to the contrary.

16.5   No Liability to Lender. Agent shall have no liability or obligation to
       Lender:

       (a) as a result of any failure or delay by Borrower or any other party in performing its respective obligations under this Agreement;

       (b) for the authorization, execution, legality, validity, enforceability, effectiveness, genuineness or sufficiency of this Agreement, the Guaranty or any other document relevant to this transaction, or for the accuracy of any representation, warranty or statement made in or in connection with this Agreement or the Guaranty or for the accuracy or completeness of any information supplied by any person whether or not such information was or is circulated by Agent;

       (c) to take any steps to ascertain whether an Event of Default has occurred or whether Borrower or any other party is otherwise in breach of any of its obligations under this Agreement;

       (d) to provide any credit or other information concerning the financial or other condition of Borrower or any other party other than as expressly provided for herein; or

       (e) to account for any sum received by Agent (other than for the account of Lender) by way of fees or reimbursement of expenses in connection with this Agreement or for any benefit received by it arising out of any present or future banking or other relationship with Borrower.

16.6 No Liability to Borrower. Agent shall have no liability or obligation to Borrower as a result of any failure or delay by Lender or any other party in performing its respective obligations under this Agreement.

16.7 Liability and Indemnity. Neither Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken in connection with this Agreement unless resulting directly from gross negligence or wilful misconduct. Lender shall indemnify Agent (to the extent not reimbursed by Borrower) from and against all claims, actions, liabilities, damages, penalties, losses, costs and expenses (including legal fees) which Agent may incur in any way relating to or arising out of this Agreement or otherwise in connection with the Facility, unless and to the extent that any of the foregoing results directly from Agent's gross negligence or wilful misconduct.

16.8 Acknowledgment by Lender. Lender acknowledges to and agrees with Agent that:

       (a) it has itself been and will continue to be solely responsible for making its own analysis of and investigations into the status, creditworthiness, prospects, business, operations, assets and condition of Borrower and any other person referred to herein and for making its own decisions as to the entering into or the taking or not taking of any action in connection with this transaction; and

       (b) it has not relied upon any representation or statement made by Agent as an inducement to its entering into this Agreement.

16.9 Certifications by Agent. Where any provision of this Agreement provides that Agent may certify an amount or rate payable by Lender, a certificate as to such amount or rate shall be conclusive and binding on Lender.

16.10 Resignation of Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice to Lender and Borrower. Lender shall have the right to appoint a successor Agent, but if it does not do so within the thirty (30) day notice period the retiring Agent may do so on its behalf. Agent's resignation shall not take effect until a successor Agent has been appointed in writing signed by Lender and by such successor. Upon such appointment the successor Agent shall succeed to and become vested with all the rights, powers, discretions and duties of the retiring Agent and the retiring Agent shall be discharged from any further duties and obligations hereunder. The parties hereto agree to execute whatever documents may be necessary to effect such a change of Agent. After any retiring Agent's resignation Sections 16.5, 16.6 and
       16.7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

16.11 No Partnership. Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership between any of the parties hereto.


                             SECTION 17. ASSIGNMENT

17.1 Borrower. Borrower shall not assign or transfer any of its rights or obligations hereunder.

17.2 Lender. Lender may assign or transfer all or any part of its rights, benefits and obligations hereunder upon written notice of such assignment or transfer to Borrower. Borrower shall take any and all actions Lender may reasonably require to perfect and complete any such assignment or transfer, including without limitation the giving of its consent thereto. Upon any assignment or transfer by Lender, the assignee or transferee shall be entitled, to the extent of the interest assigned or transferred, to the benefit of the indemnities, tax reimbursements and rights of set-off of Lender pursuant to the provisions of this Agreement as fully as if it were a party hereto. The acts of Lender or the failure of Lender to act hereunder shall in all circumstances be conclusive and binding on any transferee or assignee of Lender's interest hereunder.

17.3 Participations. Lender may at any time grant one or more participations in its rights and/or obligations under this Agreement but no other party hereto shall be concerned in any way with any participation so granted.

17.4 Disclosure. Lender may disclose to (a) its head office, other branch offices, auditors, relevant authorities and other persons as required under any prevailing law or banking regulations and to (b) a transferee, assignee or participant or potential transferee, assignee or participant, in each case, on a confidential basis such information about Borrower as Lender shall consider appropriate.

                   SECTION 18. GOVERNING LAW AND JURISDICTION

18.1 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, the United States of America.

18.2 Jurisdiction. Borrower agrees that any legal action or proceeding arising out of or relating to this Agreement may be brought in any court of the State of New York or Federal court of the United States of America located in the City and State of New York and irrevocably submits to the non-exclusive jurisdiction of such courts. The foregoing, however, shall not limit the rights of Lender to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction.

18.3 Process Agent. Borrower irrevocably appoints Anam USA, Inc., currently located at Goshen Corporate Park 1345, Enterprise Drive, West Chester, PA 19380, U.S.A., as its agent to accept on its behalf service of any and all process or other documents which may be served in any action or proceedings in any such court. If for any reason the agent named above (or its successor) no longer serves as agent of Borrower for this purpose, Borrower shall promptly appoint a successor agent satisfactory to Lender and notify Lender thereof, provided that until Lender receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of Borrower for the purposes of this Section. Borrower agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in New York, New York whether or not such agent gives notice thereof to Borrower.

18.4 No Limitation on Right of Action. Nothing herein shall limit the right of Lender to commence any legal action against Borrower and/or its property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

18.5 Waiver of Immunity. Borrower irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-off or legal action in New York, New York or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.


                            SECTION 19. MISCELLANEOUS

19.1 Term. The term of this Agreement shall commence on the date first set forth above and shall end on the date of termination of the Facility or, if later, upon payment in full of all principal, interest and other sums payable by Borrower hereunder. The representations and warranties of Borrower set forth herein shall survive the making of the Loan and the indemnities of Borrower contained herein shall survive repayment of the Loan.

19.2 Entire Agreement. This Agreement and the documents referred to herein constitute the entire obligation of the parties hereto and supersede any prior expressions of intent or understandings with respect to this transaction.

19.3 Amendment. Any amendment or waiver of any provision of this Agreement and any waiver of any default under this Agreement shall only be effective if made in writing and signed by or on behalf of the party against whom the amendment or waiver is asserted. For these purposes, any amendment or waiver which is made in writing by Agent at the direction of Lender shall be binding on Lender.

19.4 Waiver; Cumulative Rights. The failure or delay of Agent or Lender to require performance by Borrower of any provision of this Agreement shall not affect its right to require performance of such provision nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Each and every right, power and remedy granted to Lender and Agent hereunder or by law shall be cumulative and may be exercised in part or in whole from time to time.

19.5 Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

19.6 Set-Off. To the extent permitted by law, Lender and Agent may at any time set off or apply any and all deposits by Borrower with Lender or, as the case may be, Agent, at its head office or at any branch, subsidiary or affiliate of its head office (whether general or special, time or demand, matured or unmatured) in reduction of amounts due to it hereunder.

19.7 Notices. (a) Each notice, demand or other communication to be given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or telex number or fax number set out below (or such other address or telex number or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):

To Borrower:               Amkor/Anam Pilipinas, Inc.
                           KM 22 East Service Road
                           South Superhighway
                           Muntinlupa, Metro Manila
                           Philippines

                           Fax No.:         63-2-845-7285
                           Attention:       Mr. Danny D. Franklin

To Lender:                 The Korea Development Bank
                           10-2, Kwanchol-dong
                           Chongno-ku,
                           Seoul, Korea

                           Telex No.:       K27463
                           Answerback:      KODBANK
                           Fax No.:         723-0386
                           Attention:       International Loan Department


To Agent:                  KDB Asia Limited
                           Suite 2101-2103
                           Two Exchange Square
                           8 Connaught Place
                           Hong Kong

                           Telex No.:       65276, 80439
                           Answerback:      KDB HX, KDBA HX
                           Fax No.:         723-0386
                           Attention:       Mr. Su Jae Kim

       (b) Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (i) if given or made by letter, when actually delivered to the relevant address,
            (ii) if given or made by telex, when despatched with confirmed answerback and (iii) if given or made by fax, when despatched with a simultaneous confirmation of transmission, provided that, if such day is not a working day in the place to which it is sent, such notice, demand or other communication shall be deemed delivered on the next following working day at such place.

       (c) All notices, demands or other communications hereunder and any other documents required to be delivered hereunder shall be in the English language or accompanied by a certified translation thereof into the English language.

       (d) All communications between Lender and Borrower in relation to this Agreement shall be made through Agent.

19.8 Counterparts. This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by all parties hereto shall constitute a full and original agreement for all purposes.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.


BORROWER

AMKOR/ANAM PILIPINAS, INC.


By: /s/  (ILLEGIBLE)
--------------------------------
Name:
Title:


LENDER

THE KOREA DEVELOPMENT BANK


By: /s/ (ILLEGIBLE)
--------------------------------
Name:
Title:


AGENT

KDB ASIA LIMITED


By: /s/ (ILLEGIBLE)
--------------------------------
Name:
Title:

                                    SCHEDULE

                         CONDITIONS PRECEDENT DOCUMENTS



1.   The Guaranty duly executed by Guarantor.

2. Certified copies of appropriate consents, licenses, approvals or authorizations of and filings or registrations with such governmental authorities in any jurisdiction, including the Philippines and Korea, as may be necessary or advisable to authorize the borrowings under the Loan Agreement and the execution and performance of the Loan Agreement or the Guaranty and to permit payment and remittance in Dollars of all payments at the times, at the places and in the manner provided for under the Loan Agreement, including without limitation:

     (a) the approval of the Central Bank authorizing the execution, delivery and performance by Borrower of the Loan Agreement; and

     (b) the approval of the Central Bank approving the terms and conditions of an executed copy of the Loan Agreement.

3.   In relation to Borrower:

     (a)  certified copies of:

          (i) the Certificate of Registration of Borrower's Articles of Incorporation issued by the Securities and Exchange Commission of the Philippines;

          (ii)   the Articles of Incorporation and By-Laws of the Borrower;

          (iii) the Certificate of Good Standing issued by the Securities and Exchange Commission of the Philippines;

          (iv) the Municipal permits and licenses from the Municipality of Muntinlupa, Metro Manila; and

          (v) the minutes of a meeting of the Board of Directors of Borrower adopting resolutions authorizing the execution and performance of the Loan Agreement and further authorizing the authority of the persons signing the Loan Agreement and any other documents to be executed by Borrower pursuant thereto; and

     (b)  a certificate of the Corporate Secretary of Borrower certifying:

          (i) the incumbency and specimen signatures of the directors acting at the meeting of the Board of Directors referred to in (a)(v) above; and

          (ii) the incumbency and specimen signatures of the persons authorized to sign the documents as referred to in (a)(v) above; and

     (c) written confirmation of acceptance of appointment from the agent for service of process named in Section 18.3 of the Loan Agreement.

4.   In relation to Guarantor:

     (a)  certified copies of:

          (i)    the Articles of Incorporation of Guarantor;

          (ii)   the Commercial Registry extracts relating to Guarantor;

          (iii) the minutes of a meeting of the board of directors of Guarantor adopting resolutions authorizing the execution and performance of the Guaranty and further authorizing the authority of the person signing the Guaranty and any other documents to be executed by Guarantor in relation thereto; and

          (iv) the seal certificate for the Representative Director of Guarantor participating in the meeting referred to in (iii) above;

     (b)  a certificate of the Representative Director of Guarantor certifying
          (aa) the documents referred to in paragraph 4(a) above, (bb) the incumbency and specimen signature and/or seal impression of the person authorized to sign the documents as referred to in (a)(iii) above and
          (cc) that the seal impressions set out beside the names of each director listed in the minutes of the meeting referred to in (a)(iii) above are the respective genuine seal impressions of each such director; and

     (c) written confirmation of acceptance of appointment from the agent for service of process named in Section 11.3 of the Guaranty.

     Favorable legal opinions of Korean counsel, Philippine counsel and New York counsel to Agent and Lender.

5. Such other documents relating to any of the matters contemplated under the Loan Agreement and the Guaranty as Agent may request.

                                    EXHIBIT A

                           FORM OF NOTICE OF DRAWDOWN


                                __________, 1995



To:      KDB Asia Limited
         Suite 2101-2103
         Two Exchange Square
         8 Connaught Place
         Hong Kong

         Re:  US$50,000,000 Loan Agreement dated September 7. 1995

Dear Sirs:

We refer to the above Loan Agreement, and hereby give notice that we wish to make a Drawdown under the Facility on _________, 199_ in the amount of US$__________.

The proceeds of the Drawdown are to be used exclusively for the purposes specified in the Loan Agreement.

The proceeds of the Drawdown should be disbursed by credit to account number
[           ] in favour of [              ] with [              ].

We hereby certify to you that as of the date of this notice:

     (a) the representations and warranties set out in Section 11 of the Loan Agreement, repeated with reference to the facts and circumstances subsisting at the date of this notice, remain true and correct;

     (b) no Event of Default or prospective Event of Default has occurred which remains unwaived or unremedied or would result from the making of the Drawdown; and

     (c) all applicable conditions precedent specified in Section 3 of the Loan Agreement have been met.

Terms defined in the Loan Agreement shall have the same meanings when used in this notice.

                                       For and on behalf of

                                       AMKOR/ANAM PILIPINAS, INC.



                                       By_______________________________________
                                       Name:
                                       Title:

                                    EXHIBIT B

                                FORM OF GUARANTY


THIS GUARANTY is made on the 7th day of September, 1995

BY:

ANAM INDUSTRIAL CO., LTD., a corporation organized and existing under the laws of Korea with its registered head office at 280-8, 2-ka, Sungsu-dong, Sungdong-ku, Seoul, Korea ("GUARANTOR").

IN FAVOUR OF:

(1) THE KOREA DEVELOPMENT BANK of 10-2, Kwanchol-dong, Chongno-ku, Seoul, Korea as lender ("LENDER"); and

(2) KDB ASIA LIMITED of Suite 2101-2103, Two Exchange Square, 8 Connaught Place, Hong Kong as agent ("AGENT").

WHEREAS:

(A) By a loan agreement (the "LOAN AGREEMENT") dated September 7, 1995 and made between (1) Amkor/Anam Pilipinas, Inc., as borrower ("BORROWER"), (2) Lender and (3) Agent, Lender has agreed to make available to Borrower a loan facility in an aggregate principal amount of up to US$50,000,000 (the "FACILITY") upon the terms set out therein.

(B) It is a condition precedent to Lender making the Facility available to Borrower that Guarantor enter into this Guaranty.

NOW THIS GUARANTY WITNESSES as follows:


SECTION 1.  INTERPRETATION

In this Guaranty, unless the context requires otherwise:

(a) terms and expressions defined in the Loan Agreement have the same meanings when used in this Guaranty; and

(b) "SECURED INDEBTEDNESS" means all and any sums (whether principal, interest, fees or otherwise) which are or at any time may become payable by Borrower under the Loan Agreement and all other monies hereby secured.

(c) "DEBT-EQUITY RATIO" means, at any time, the ratio of total liabilities to total equity of Guarantor at such time. As used in this definition, the terms "TOTAL LIABILITIES" and "TOTAL EQUITY" shall have the respective meanings assigned to them by generally accepted accounting principles applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 8.1(j).


SECTION 2.  GUARANTY

2.1 Guarantor irrevocably and unconditionally guarantees, as primary obligor and not merely as surety to Lender and Agent, jointly and severally with Borrower, the due and punctual payment of the Secured Indebtedness when and as the same shall become due and payable, whether at stated maturity, upon acceleration, extension or otherwise, according to the terms of the Loan Agreement.

2.2 Guarantor agrees to pay to Agent for the account of Lender any amount of the Secured Indebtedness in the currency or respective currencies in which the same is payable under the terms of the Loan Agreement at any time on demand against Agent's invoice accompanied by Agent's simple certificate stating that Borrower has failed to pay the same pursuant to the Loan Agreement, which invoice shall be final and conclusive as to the amount owed absent manifest error.

2.3 This Guaranty shall be a continuing guaranty and shall remain in full force and effect until the Secured Indebtedness has been paid in full and shall not be (or be construed as to be) discharged by any intermediate discharge or payment of or on account of the Secured Indebtedness or any settlement of accounts between Agent or Lender and Borrower or anyone else.


SECTION 3.  INDEMNITY

Without prejudice to the guaranty contained in Section 2, Guarantor unconditionally and irrevocably undertakes, as a separate, additional and continuing obligation and as a primary obligor, to indemnify Lender and Agent from time to time on demand against all losses, liabilities, damages, costs and expenses whatsoever arising out of any failure by Borrower to make due and punctual payment of the Secured Indebtedness or in the due and punctual performance and observance of all other obligations under the Loan Agreement. This indemnity shall remain in effect notwithstanding that the guaranty under
Section 2 ceases to be valid or enforceable against Guarantor for any reason whatsoever.


SECTION 4.  PRESERVATION OF RIGHTS

4.1 The obligations of Guarantor herein contained shall be in addition to and not in substitution for any other guaranty or security which Lender or Agent may now or hereafter hold in respect of the Secured Indebtedness. Lender and Agent may change or release any such guaranty or security and such shall have no effect whatsoever on this Guaranty.

4.2 Neither the obligations of Guarantor hereunder nor the rights, powers and remedies conferred upon Lender and Agent by this Guaranty or by law shall be discharged, impaired or otherwise affected by:

     (a) the winding-up, dissolution, administration or reorganization of Borrower or any change in its status, function, control or ownership;

     (b) any of the obligations of Borrower under the Loan Agreement being or becoming illegal, invalid or unenforceable in any respect;

     (c) any variation or amendment to the terms of the Loan Agreement or any other document referred to therein;

     (d) the granting of any time or indulgence to Borrower or any other person;

     (e) the invalidity or unenforceability of any obligation or liability of Borrower under the Loan Agreement;

     (f) any invalidity or irregularity in the execution of the Loan Agreement or this Guaranty;

     (g) any deficiency in the powers of Borrower to enter into or perform any of its obligations under the Loan Agreement or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of Borrower;

     (h) any other guarantee or security which Lender or Agent may now or hereafter hold in respect of the Secured Indebtedness being or becoming wholly or partly void, voidable or unenforceable;

     (i) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against Borrower or any other person or any compromise, arrangement or settlement with any of the same; or

     (j) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Guaranty or the obligations of Guarantor hereunder.

4.3 Lender or Agent shall not be obliged before exercising any of the rights, powers or remedies conferred upon it under this Guaranty or by law:

     (a)  to make any demand of Borrower;

     (b)  to take any action or obtain judgement in any court against Borrower;

     (c) to make or file any claim or proof in a winding-up or dissolution of Borrower; or

     (d) to enforce or seek to enforce any other security taken in respect of the Secured Indebtedness.

4.4 Guarantor represents to and undertakes with Lender and Agent that it has not taken and will not take any security in respect of its liability under this Guaranty whether from Borrower or any other person. So long as any sum remains owing by Borrower to Agent or Lender, Guarantor shall not exercise any right of subrogation or any other rights of a surety or enforce any security or other right or claim against Borrower (whether in respect of its liability under this Guaranty or otherwise) or any other person who has guaranteed or given any security in respect of the Secured Indebtedness or claim in the insolvency or liquidation of Borrower or any such other person in competition with Lender. If Guarantor receives any payment or benefit in breach of this Section, it shall hold the same upon trust for Lender and Agent as a continuing security for the Secured Indebtedness.


SECTION 5.  COSTS, CHARGES AND EXPENSES

Guarantor shall from time to time forthwith on demand pay to or reimburse Lender and Agent for all costs, charges and expenses (including legal and other fees on a full indemnity basis) incurred by Lender or Agent in connection with the preparation and execution of this Guaranty and in exercising any of its rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its rights hereunder or in defending any claims brought against it in respect of this Guaranty or in releasing this Guaranty upon payment of the Secured Indebtedness.


SECTION 6.  TAXES AND OTHER DEDUCTIONS

6.1 All sums payable by Guarantor under this Guaranty shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature.

6.2 If Guarantor or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment for the account of Lender or Agent, Guarantor shall, together with such payment, pay such additional amount as will ensure that Lender or Agent receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. Guarantor shall promptly forward to Agent copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

SECTION 7.  CURRENCY INDEMNITY

If an amount due to Lender or Agent from Guarantor in one currency (the "FIRST CURRENCY") is received by Lender or Agent in another currency (the "SECOND CURRENCY"), Guarantor's obligations in respect of such amount shall only be discharged to the extent that Lender or

Agent may purchase the first currency with the second currency in accordance with normal banking procedures. If the amount of the first currency which may be so purchased (after deducting any costs of exchange and any other related costs) is less than the amount so due, Guarantor shall indemnify Lender or Agent against the shortfall.


SECTION 8.  REPRESENTATIONS AND WARRANTIES

8.1  Guarantor represents and warrants to Lender and Agent as follows:

     (a) Guarantor is a corporation duly organized and validly existing under the laws of Korea. Guarantor is qualified or registered to do business in every jurisdiction where the failure to so qualify or register could have a material adverse effect on Guarantor.

     (b) Guarantor has full legal right, power and authority to carry on its present business, to own its properties and assets, to incur the indebtedness and other obligations provided for in this Guaranty, to execute and deliver this Guaranty and all other documents hereunder and to perform and observe the terms and conditions hereof and thereof.

     (c) Guarantor has taken all appropriate and necessary corporate and legal action to authorize the execution and delivery of this Guaranty and all other documents hereunder and to authorize the performance and observance of the terms and conditions hereof and thereof.

     (d) Guarantor has obtained or effected all authorizations necessary for the valid execution, delivery and performance of this Guaranty and such authorizations are in full force and effect or, by the date on which the initial Notice of Drawdown is given, such authorizations will have been obtained and be in full force and effect and there has been no default under the conditions of any of the same.

     (e) This Guaranty constitutes the legal, valid and binding obligations of Guarantor enforceable in accordance with its terms. The execution, delivery and performance of the terms of this Guaranty or the payment by Guarantor of all amounts due on the dates and in the currency provided for herein (i) will not violate or contravene any provision of law or regulation which is applicable to Guarantor; (ii) will not conflict with the Articles of Incorporation or By-laws (or comparable constituent documents) of Guarantor; (iii) will not conflict with or result in the breach of any provision of, or in the imposition of any Encumbrance under, any agreement or instrument to which Guarantor is a party or by which it or any of its properties or assets is bound; and
          (iv) will not constitute a default or an event that, with the giving of notice or the passing of time, or both, would constitute a default under any such agreement or instrument.

     (f) Guarantor is not in default under any agreement or obligation applicable to it or its assets or revenues, the consequences of which default could materially and adversely affect its business or financial condition or its ability to perform its obligations under this Guaranty and no Event of Default or prospective Event of Default has occurred.

     (g) Guarantor is in full compliance with all applicable laws, regulations and orders, whether or not having the force of law, including without limitation, tax laws.

     (h) This Guaranty is the direct, unconditional and general obligation of Guarantor. Guarantor's obligations hereunder rank and will rank at least pari passu in priority of payment and in all other respects with all other unsecured indebtedness of Guarantor except for those preferred by operation of law.

     (i) All registrations, recordings or filings required as a condition to the legality, validity or enforceability of this Guaranty or any other document to be executed and delivered pursuant to the terms of this Guaranty have been made by Guarantor.

     (j) The most recent audited financial statements of Guarantor for the time being (including the audited profit and loss account and balance sheet) were prepared in accordance with all applicable laws and regulations of Korea and generally accepted accounting principles and policies consistently applied and show a true and fair view of the financial position of Guarantor as at the end of, and the results of its operations for, the financial period to which they relate and, as at the end of such period Guarantor did not have any significant liabilities (contingent or otherwise) or any unrealized or anticipated losses which are not disclosed by or reserved against in, such financial statements, and there has been no material adverse change in the business or financial condition of Guarantor since the date of such financial statements.

     (k) No litigation, administrative proceeding or arbitration is presently pending or threatened against Guarantor or its assets or revenues which, if adversely determined, could have a material effect on the ability of Guarantor to perform its obligations under this Guaranty.

     (l) Guarantor is generally subject to civil and commercial law and to legal proceedings and neither Guarantor nor any of its assets or revenues is entitled to claim immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.

     (m) Guarantor is the legal and beneficial owner of forty percent (40%) of the issued and outstanding voting share capital of Borrower.


SECTION 9.  COVENANT

9.1  Guarantor undertakes and agrees with Lender and Agent as follows:

     (a) Throughout the life of this Guaranty, Guarantor shall provide Agent with copies of its unaudited financial statements for the first six months of each fiscal year and its audited financial statements for each fiscal year as they are available but in any event not later than ninety (90) days after the close of each fiscal period covered by an unaudited financial statement and not more than one hundred and twenty
          (120) days after the close of each fiscal period covered by an audited financial statement and such other information respecting the financial condition and operations of Guarantor as Agent may from time to time reasonably request. Each financial statement provided hereunder shall have been prepared in accordance with generally accepted accounting principles in Korea consistently applied, and be accompanied by a certificate executed by the principal financial officer of Guarantor stating (i) that as of the date of such financial statement Guarantor is in full compliance with all terms and conditions hereof, including without limitation all financial covenants, and of any document executed pursuant hereto, and (ii) that as of such date no Event of Default or prospective Event of Default has occurred and is continuing.

     (b) Guarantor shall pay and discharge all taxes, assessments and governmental charges upon it or its assets promptly when due and, in any event, prior to the date on which penalties may become attached thereto.

     (c) Guarantor shall ensure that the representations and warranties contained in this Guaranty remain at all times true and accurate by reference to the facts and circumstances from time to time existing.

     (d) Guarantor undertakes to obtain or effect any governmental authorizations as may be required or advisable in respect of the performance by Guarantor or Borrower of any of the terms and conditions of this Guaranty or, as the case may be, the Loan Agreement, including, without limitation, any filings or periodic reports required under the Foreign Exchange Management Act of Korea and regulations thereunder.

     (e) Guarantor shall maintain its corporate existence in compliance with all applicable laws and regulations, and Guarantor shall maintain the present character of its business.

     (f) Guarantor shall maintain insurance on and in relation to its businesses, properties and assets with reputable underwriters or insurance companies against such risks and in such amount as are customary for businesses of a like nature in the jurisdiction in which such properties and assets are located or in which such businesses are conducted.

     (g) Guarantor shall not, except with the prior written consent of Agent and Lender, (i) merge or consolidate with any other corporation or
          (ii) purchase or otherwise acquire all or substantially all of the assets of any other corporation or (iii) sell, lease, transfer or otherwise dispose of all or any material portion of its property or assets, whether by a single transaction or by a number of transactions whether related or not, or (iv) declare or pay any dividend or make any other income distribution to its shareholders if an Event of Default or prospective Event of Default has occurred and has not been remedied to the satisfaction of Agent.

     (h) As soon as possible but in any event within seven (7) days after occurrence, Guarantor shall give written notice to Agent of any Event of Default or prospective Event of Default, or any litigation, administrative proceeding or arbitration referred to in Section 8. 1
          (k), and of any other matter which has resulted or might result in a material adverse change in Guarantor's operations or financial condition or affect Guarantor's ability to pay, when due, any amounts due under this Guaranty.

      (i) Guarantor shall at all times own beneficially and directly not less than forty percent (40%) of the issued and outstanding voting share capital of Borrower.

      (j) Guarantor shall furnish Lender with all such other documents and instruments and do all such other acts and things as Lender may reasonably require to carry out the transactions contemplated herein or in the documents to be delivered hereunder.

      (k) Guarantor shall not permit the Debt-Equity Ratio to exceed 6:1 at any time during the life of the Facility.


SECTION 10.  ASSIGNMENT

10.1 Guarantor shall not assign or transfer any of its rights or obligations hereunder.

10.2 Lender may at any time assign, transfer or grant participations in all or any part of the rights, benefits and obligations under the Loan Agreement and this Guaranty pursuant to the terms of Section 17 of the Loan Agreement and Guarantor hereby irrevocably consents to, and agrees to be bound by, such assignment or transfer. Lender may make disclosures in accordance with, and Guarantor shall do such acts and things as provided in, Section 17 of the Loan Agreement but as if references to Borrower were references to Guarantor.


SECTION 11.  GOVERNING LAW AND JURISDICTION

11.1 This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, the United States of America.

11.2 Guarantor agrees that any legal action or proceeding arising out of or relating to this Guaranty may be brought in any Court of the State of New York or Federal court of the United States of America located in the City and State of New York and irrevocably submits to the non-exclusive jurisdiction of such courts. The foregoing, however, shall not limit the rights of Lender or Agent to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction.

11.3 Guarantor irrevocably appoints Anam USA, Inc., currently located at Goshen Corporate Park 1345, Enterprise Drive, West Chester, PA 19380, U.S.A., as its agent to accept on its behalf service of any and all process or other documents which may be served in any action or proceedings in any such court. If for any reason the agent named above (or its successor) no longer serves as agent of Guarantor for this purpose, Guarantor shall promptly appoint a successor agent satisfactory to Agent and notify Agent thereof, provided that until Agent receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of Guarantor for the purposes of this Section. Guarantor agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in New York, New York whether or not such agent gives notice thereof to Guarantor.

11.4 Nothing herein shall limit the right of Lender or Agent to commence any legal action against Guarantor and/or its property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

11.5 Guarantor irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-off or legal action in New York, New York or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.


SECTION 12.  NOTICES

12.1 Each notice, demand or other communication to be given or made to Guarantor under this Guaranty shall be in writing and delivered at its address or telex number or fax number set out below (or such other address or telex number or fax number as Guarantor has by five (5) days' prior written notice specified to Agent):

To Guarantor:   Anam Industrial Co., Ltd.
                280-8, 2-ka
                Sungsu-dong, Sungdong-ku
                Seoul, Korea

                Telex No.:       K27381, K26540
                Answerback:      ANAMIC
                Fax No.:         460-5127
                Attention:       Mr. K.H. Kim

12.2 Any notice, demand or other communication so addressed shall be deemed to have been delivered (i) if given or made by letter, when actually delivered to the relevant address, (ii) if given or made by telex, when despatched with confirmed answerback and (iii) if given or made by fax, when despatched with a simultaneous confirmation of transmission.

12.3 Any notice, demand or other communication from Guarantor to Lender or Agent shall be given or made in accordance with Section 19.7 of the Loan Agreement.

SECTION  13.  MISCELLANEOUS

13.1 To the extent permitted by law, Lender or Agent may at any time set off or apply any and all deposits by Guarantor with Lender or, as the case may be, Agent, at its head office or at any branch, subsidiary or affiliate of its head office (whether general or special, time or demand, matured or unmatured) in reduction of amounts due to it hereunder.

13.2 Lender or Agent may place and keep any monies received by virtue of this Guaranty (whether before or after the insolvency or liquidation of Guarantor or Borrower) to the credit of a suspense account for so long as Lender may think fit in order to preserve its rights to sue or prove for the whole amount of its claims against Guarantor, Borrower or any other person.

13.3 The failure or delay of Lender or Agent to require performance by Guarantor of any provision of this Guaranty shall not affect its right to require performance of such provision nor shall any single or partial exercise of the same preclude ally further exercise thereof or the exercise of any other right, power or remedy. Each and every right, power and remedy granted to Agent and Lender hereunder or by law shall be cumulative and may be exercised in part or in whole from time to time.

13.4 If any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.5 Any amendment or waiver of any provision of this Guaranty and any waiver of any default under this Guaranty shall only be effective if made in writing and signed by Agent.


IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized representative as of the day and year first written above.

GUARANTOR

ANAM INDUSTRIAL CO., LTD.



By_________________________________
Name:
Title:







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